As filed with the Securities and Exchange Commission on January 28, 2002
                                                       Registration No. 333_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                    51-0376469
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                         300 DELAWARE AVENUE - SUITE 303
                           WILMINGTON, DELAWARE 19801
                                 (302) 427-5715
               (Address, Including Zip Code, and Telephone Number,
                      including Area Code, of Registrant's
                          Principal Executive Offices)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                           KUMAR RESTRICTED SHARE PLAN
                              (Full Title of Plan)

                            Richard A. Weinberg, Esq.
                        c/o ISP Management Company, Inc.
                     1361 Alps Road, Wayne, New Jersey 07470
                                 (973) 628-3520
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                            Michael E. Lubowitz, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of Each Class of           Amount to be          Proposed Maximum Offering    Proposed Maximum Aggregate       Amount of
Securities to be Registered      Registered(1)             Price Per Share(2)            Offering Price(2)        Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share           250,000                     $8.61                        $2,152,500.00            $198.03
===================================================================================================================================
(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities
Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c), under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's
Common Stock as reported on the New York Stock Exchange on January 23, 2002.
===================================================================================================================================

NY2:\1115426\05\NW_205!.DOC\54104.0001

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The following reoffer prospectus filed as part of the registration statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales of ISP common stock by the selling stockholder or by the selling stockholder's donees, pledgees, transferees or other successors in interest, that were originally issued under the International Specialty Products Inc. Kumar Restricted Share Plan.

                               Reoffer Prospectus
                               ------------------

                      International Specialty Products Inc.

                     Common Stock (Par Value $.01 Per Share)

    250,000 Shares of International Specialty Products Common Stock under the
        International Specialty Products Inc. Kumar Restricted Share Plan

                  This prospectus is being used in connection with the offering from time to time by Sunil Kumar, who may be considered our "affiliate", or by his donees, pledgees, transferees or other successors in interest, with respect to shares of ISP common stock that have been originally acquired by Mr. Kumar pursuant to the International Specialty Products Inc. Kumar Restricted Share Plan. We will not receive any of the proceeds from those sales.

                  The shares of ISP common stock may be sold from time to time to purchasers directly by Mr. Kumar or by Mr. Kumar's donees, pledgees, transferees or other successors in interest, in each case in such holder's capacity as selling stockholder. Alternatively, any such selling stockholder may sell shares of ISP common stock in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market off the NYSE, in separately negotiated transactions, or in a combination of those transactions. Each sale may be made either at market prices prevailing at the time of that sale or at negotiated prices. Some or all of these shares may be sold through brokers acting on behalf of any selling stockholder contemplated above or to dealers for resale by those dealers. In connection with those sales, those brokers or dealers may receive compensation in the form of discounts or commissions from a selling stockholder and/or the purchasers of those shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. We will pay all expenses of registration incurred in connection with this offering, but the applicable selling stockholder will pay all brokerage commissions and other expenses.

                  The applicable selling stockholder and any dealer participating in the distribution of any shares of ISP common stock or any broker executing selling orders on behalf of the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any profit on the sale of any or all of the shares of ISP common stock sold by them and any discounts or commissions received by any of those brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

                  Our common stock is traded on the New York Stock Exchange under the symbol "ISP". On January 25, 2002, the closing price of a share of our common stock as reported by the NYSE was $8.70.

                 NEITHER THE SECURITIES AND EXCHANGE COMMISSION
               NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR
               DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is January 28, 2002.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
WHERE YOU CAN FIND MORE INFORMATION..........................................5
INTERNATIONAL SPECIALTY PRODUCTS INC.........................................7
USE OF PROCEEDS..............................................................7
SELLING STOCKHOLDER..........................................................7
PLAN OF DISTRIBUTION.........................................................7
EXPERTS......................................................................9

                       WHERE YOU CAN FIND MORE INFORMATION

                  Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also do so at the following regional office of the SEC:

                  o Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                  Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

                  We have filed with the SEC a registration statement on Form S-8 under the Securities Act. This prospectus, which is a part of the registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to ISP and its common stock, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

                  The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

                  The following documents filed by ISP, including its predecessors, with the SEC pursuant to the Securities Act, and the Securities Exchange Act and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

                  (a) ISP's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                  (b) ISP's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2001, July 1, 2001 and April 1, 2001 and ISP's current report on Form 8-K filed on June 28, 2001.

                  (c) The description of ISP's common stock, par value $.01 per share, contained in ISP's registration statement on Form 8-A filed with the SEC on June 21, 1991.

                  You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

                      International Specialty Products Inc.
                        c/o ISP Management Company, Inc.
                                 1361 Alps Road
                             Wayne, New Jersey 07470
                                 (973) 628-4000
                         Attention: Corporate Secretary

                      INTERNATIONAL SPECIALTY PRODUCTS INC.

                  International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products. ISP operates its business exclusively through direct and indirect subsidiaries, including International Specialty Holdings Inc., ISP Chemicals Inc., ISP Technologies Inc. and ISP Investco LLC.

                  ISP is a Delaware corporation incorporated in 1996 under the name ISP Holdings Inc. The principal executive offices of ISP are located at 300 Delaware Avenue, Suite 303, Wilmington, Delaware 19801, and the telephone number is (302) 427-5715.

                                 USE OF PROCEEDS

                  ISP will not receive any proceeds from any sales by any selling stockholder of shares of the common stock covered by this prospectus.

                               SELLING STOCKHOLDER

                  This prospectus relates to shares of ISP common stock that have been originally acquired by Sunil Kumar pursuant to the International Specialty Products Inc. Kumar Restricted Share Plan. This prospectus may also be used by Mr. Kumar's donees, pledgees, transferees or other successors in interest. The following table sets forth the name and relationship to ISP of Mr. Kumar and the number of shares of common stock that Mr. Kumar has currently acquired pursuant to the Plan. Mr. Kumar is not currently entitled to any other shares of common stock under the Plan.

                                                                  Number of
                             Relationship                      Shares Acquired
Name of Executive               to ISP                         Under the Plan
- -----------------               ------                         --------------

Sunil Kumar              President, Chief Executive                250,000
                         Officer and Director

                  As of December 31, 2001, there were 64,694,517 shares of ISP's common stock issued and outstanding.


                              PLAN OF DISTRIBUTION

                  We have been advised that the selling stockholder, and/or his donees, pledgees, transferees or other successors in interest, may effect sales of the shares of ISP common stock directly, or indirectly by or through underwriters, agents or broker-dealers, and that the shares of ISP common stock may be sold by one or a combination of several of the following methods:

                  1.       ordinary brokerage transactions;

                  2. an underwritten public offering in which one or more underwriters participate;

                  3. purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

                  4.       in "block" sale transactions; and

                  5.       in privately negotiated transactions.

                  The shares of ISP common stock will be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the shares of ISP common stock, or at negotiated prices. At the time that a particular offer is made, a prospectus Supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by any selling stockholder and/or the purchasers of the shares of ISP common stock may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the applicable selling stockholder and/or the purchasers of the shares of ISP common stock in amounts that be negotiated prior to the time of sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any underwriter, broker-dealer or agent.

                  The applicable selling stockholder also may resell all or a portion of the shares of ISP common stock in open market transactions in reliance upon Rule 144 of the Securities Act rather than pursuant to this prospectus, provided that they meet the criteria and conform to the requirements of such rule.

                  When shares of ISP common stock are to be sold to underwriters, unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase the shares of ISP common stock will be subject to conditions precedent but the underwriters will be obligated to purchase all of the shares of ISP common stock if any are purchased. The shares of ISP common stock will be acquired by the underwriters for their own account and may be resold by the underwriters, either directly to the public or to securities dealers, from time to time in one or more transactions, including negotiated transactions. These sales can occur either at fixed public offering prices or at varying prices determined at the time of sale. The initial public offering price, if any, and any concessions allowed or reallowed to dealers, may be changed from time to time. Those underwriters may be entitled, under agreements with us, to indemnification from us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities.

                  Any broker or dealer participating in any distribution of shares of ISP common stock in connection with the offering made by this prospectus may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the shares of ISP common stock from or through that broker or dealer.

                  We will not receive any of the proceeds from the sales of the shares of ISP common stock by the applicable selling stockholder. We have agreed to pay for the costs of registering the shares of ISP common stock under the Securities Act, including the registration fee under the Securities Act, reasonable fees and disbursements of our counsel, accounting fees and printing fees. The applicable selling stockholder will bear all other expenses in connection with this offering, including brokerage commissions.

                                     EXPERTS

                  The consolidated financial statements and schedule of ISP included in ISP's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3. Incorporation of Documents by Reference.

                  The following documents filed with the SEC by ISP (including its predecessors) are incorporated herein by reference:

                  (a) ISP's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                  (b) ISP's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2001, July 1, 2001 and April 1, 2001 and ISP's current report on Form 8-K filed on June 28, 2001.

                  (c) The description of ISP's common stock, par value $.01 per share, contained in ISP's registration statement on Form 8-A filed with the SEC on June 21, 1991.

                  All documents subsequently filed by ISP with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         ISP is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article SEVENTH of ISP's Amended and Restated Certificate of Incorporation provides that directors and officers shall not be personally liable to the corporation or its stockholders for monetary damages if a director or officer acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of ISP and provides for indemnification of the officers and directors of ISP to the full extent permitted by applicable law.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ISP pursuant to the foregoing provisions, or otherwise, ISP has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ISP of expenses incurred or paid by a director, officer or controlling person of ISP in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ISP will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption From Registration Claimed.

         Effective January 14, 2002, ISP granted, subject to certain vesting provisions, 250,000 shares of its common stock under the Kumar Restricted Share Plan to Sunil Kumar, ISP's President and Chief Executive Officer, pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. Such shares were issued to such officer in connection with such officer's employment with ISP.

Item 8. Exhibits.

         Exhibit
         Number            Description
         ------            -----------

         4.1 Amended and Restated Certificate of Incorporation of ISP (incorporated by reference to Exhibit 4.1 to the Post Effective Amendment No. 1 on Form S-8 to Form S-4 of ISP (Registration No. 333-53709)).

         4.2 By-Laws of ISP, as amended (incorporated by reference to Exhibit 99.2 to the registration statement on Form S-4 of ISP (Registration No. 333-53709)).

         *4.3              International Specialty Products Inc. Kumar
                           Restricted Share Plan

         *23               Consent of Arthur Andersen LLP

         *24               Power of Attorney (included on signature page)

- ------------------
*Filed herewith

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                           (iv) provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to
                                    Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, ISP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on January 24, 2002.

                              INTERNATIONAL SPECIALTY PRODUCTS INC.



                              By:      /s/ Susan B. Yoss
                                       --------------------------
                                       Name:  Susan B. Yoss
                                       Title: Executive Vice President-Finance
                                              and Treasurer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes Susan
B. Yoss such person's true and lawful attorney, with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Signature                           Title                              Date
/s/ Samuel J. Heyman                Chairman and Director              January 24, 2002
- ---------------------------
Samuel J. Heyman

/s/ Sunil Kumar                     President, Chief Executive         January 24, 2002
- ---------------------------         Officer and Director
Sunil Kumar                         (Principal Executive Officer)

/s/ Susan B. Yoss                   Executive Vice President-Finance   January 24, 2002
- ---------------------------         and Treasurer
Susan B. Yoss                       (Principal Financial Officer)

/s/ Jon W. Rushatz                  Vice President-Finance             January 24, 2002
- ---------------------------         (Principal Accounting Officer)
Jon W. Rushatz


                                       16

/s/ Robert Englander                Director                           January 24, 2002
- ---------------------------
Robert Englander

/s/ Charles M. Diker                Director                           January 24, 2002
- ---------------------------
Charles M. Diker

/s/ Alan Meckler                    Director                           January 24, 2002
- ---------------------------
Alan Meckler

/s/ Sanford Kaplan                  Director                           January 24, 2002
- ---------------------------
Sanford Kaplan

/s/ Burt Manning                    Director                           January 24, 2002
- ---------------------------
Burt Manning

                                  EXHIBIT INDEX

Exhibit
Number            Description
- ------            -----------

4.1 Amended and Restated Certificate of Incorporation of ISP (incorporated by reference to Exhibit 4.1 to the Post Effective Amendment No. 1 on Form S-8 to Form S-4 of ISP (Registration No. 333-53709)).

4.2 By-Laws of ISP, as amended (incorporated by reference to Exhibit 99.2 to the registration statement on Form S-4 of ISP (Registration No. 333-53709)).

*4.3              International Specialty Products Inc. Kumar Restricted Share
                  Plan

*23               Consent of Arthur Andersen LLP

*24               Power of Attorney (included on signature page)

- -----------------
*Filed herewith














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